UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CONSTELLATION ENERGY PARTNERS LLC

(Exact name of registrant as specified in its charter)

Delaware	11-3742489
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

111 Market Place

Baltimore, Maryland 21202

(address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Common Units representing Class B limited liability company interests	NYSE Arca, Inc.
Title of each class to be so registered	Name of each exchange on which each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.☒

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.☐

Securities act registration statement file number to which this form relates: 333-134995

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities to be registered by Constellation Energy Partners LLC, a Delaware limited liability company (the “Registrant”), will be contained in the sections entitled “The Limited Liability Company Agreement,” “Cash Distribution Policy and Restrictions on Distributions,” “How We Make Cash Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus to be filed by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus will constitute a part of the Registrant’s Registration Statement on Form S-1, as amended (No. 333-134995), initially filed with the Securities and Exchange Commission on June 14, 2006. Such prospectus, in the form in which it is so filed, is incorporated herein by reference.

Item 2. Exhibits.

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-134995), initially filed with the Securities and Exchange Commission on June 14, 2006 (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Second Amended and Restated Operating Agreement of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 13, 2006

CONSTELLATION ENERGY PARTNERS LLC

By:	/s/ Angela A. Minas
Name: Title:	Angela A. Minas Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

1.	Registrant’s Form S-1 Registration Statement, as amended (Registration No. 333-134995), initially filed with the Securities and Exchange Commission on June 14, 2006 (the “Form S-1 Registration Statement”) (incorporated herein by reference).

2.	Certificate of Formation of the Registrant (incorporated herein by reference to Exhibit 3.1 to the Form S-1 Registration Statement).

3.	Second Amended and Restated Operating Agreement of the Registrant (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).

4.	Specimen Unit Certificate for the Common Units (incorporated herein by reference to Exhibit 3.3 to the Form S-1 Registration Statement).